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                                                                     EXHIBIT 8


                         [LATHAM & WATKINS LETTERHEAD]

                                 August 28, 1996


SCPIE Holdings Inc.
9441 West Olympic Boulevard
Beverly Hills, California 90213-4015


                Re:   SCPIE Holdings Inc., a Delaware corporation
                      Registration Statement on Form S-4


Ladies and Gentlemen:

        In connection with the registration by SCPIE Holdings Inc., a Delaware corporation (the "Company"), of shares of common stock of the Company, par value $.0001 per share (the "Shares") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on May 3, 1996, as amended by Amendment No. 1 filed on August 8, 1996 and Amendment No. 2 filed on August , 1996, and, as such filing may be hereafter amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        This opinion is based on various assumptions, and is conditioned upon certain representations made by the Company as to factual matters through a certificate of an officer of the Company (the "Officer's Certificate"). Also, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement. Furthermore, we have assumed that the Merger will be consummated pursuant to the terms of the Merger Agreement (as such terms are defined in the Registration Statement), including the exhibits thereto.
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SCPIE Holdings Inc.
August 28, 1996
Page 2


        We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based upon the facts set forth in the Registration Statement and the Officer's Certificate, it is our opinion that the information set forth under the caption "Certain Federal Income Tax Consequences of the Merger," in the Proxy Statement/Prospectus included within the Registration Statement, to the extent that such information constitutes matters of law, summaries of legal matters, or legal conclusions, is correct in all material respects.

        No opinion is expressed as to any matter not discussed therein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement or the Officer's Certificate may affect the conclusions stated herein.

        This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Counsel."


                                Very truly yours,


                                LATHAM & WATKINS